Exhibit 99.1

Vitesse Announces That Its Reported Financial Statements Should Not Be Relied
    Upon And That It Has Engaged An Acting Chief Financial Officer

    CAMARILLO, Calif.--(BUSINESS WIRE)--April 26, 2006--Vitesse Semiconductor Corporation (Nasdaq:VTSS) announced today that its Board of Directors has determined that its previously reported financial statements for the three months ended December 31, 2005 and the three years ended September 30, 2005 and possibly earlier periods should not be relied upon. The Board of Directors also determined that the Management Report on Internal Control over Financial Reporting as of September 30, 2005 and the Report of KPMG LLP, the Company's independent registered public accounting firm, relating to the effectiveness of the Company's internal controls over financial reporting and management's assessment thereof as of September 30, 2005, both of which reports are included in the Company's Annual Report on Form 10-K for the year ended September 30, 2005, should not be relied upon.
    As previously disclosed, the Company's Board of Directors has appointed a Special Committee of independent directors to conduct an internal investigation relating to past stock option grants, the timing of such grants and other related accounting and documentation issues. The Special Committee is being assisted by independent legal counsel. In the course of its investigation, issues have arisen relating to the integrity of documents concerning the Company's stock option grants.
    During the internal investigation, additional issues have arisen concerning the Company's practices in connection with credits issued to or requested by customers (for returned products or otherwise) and the related accounting treatment, as well as the application of payments received to the proper accounts receivable. The Special Committee is reviewing these issues and, pending further investigation, believes that the Company's accounts receivable and revenues may have been misstated during certain periods. Whether the Company's accounts receivable and revenues were misstated and, if so, the extent of such misstatements are still under investigation.
    Although the Special Committee's investigation is in its preliminary stages, based on findings to date, the Board of Directors has determined that the Company's previously reported financial statements for the three months ended December 31, 2005 and the three years ended September 30, 2005 and possibly earlier periods should not be relied upon. The Board of Directors also determined that the Management Report on Internal Control over Financial Reporting as of September 30, 2005 and the Report of KPMG LLP relating to the effectiveness of the Company's internal controls over financial reporting and management's assessment thereof as of September 30, 2005, both of which reports are included in the Company's Annual Report on Form 10-K for the year ended September 30, 2005, should not be relied upon.
    The Special Committee, with the assistance of independent legal counsel, are working as expeditiously as possible to complete the internal investigation.
    The Company also announced that it has engaged Alvarez & Marsal, LLC, and specifically Shawn C.A. Hassel as acting Chief Financial Officer of the Company. Mr. Hassel, a Managing Director with Alvarez & Marsal, brings 12 years of experience as an interim manager and financial advisor to under-valued or under-performing companies and companies in transition.

    About Vitesse

    Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

    About Alvarez & Marsal

    Founded in 1983 and headquartered in New York, Alvarez & Marsal ("A&M") is a global professional services firm specializing in operational and financial services to companies in transition. A&M helps businesses solve problems and create shareholder value. With more than 650 professionals across the US, Europe, Asia, and Latin America, A&M delivers a distinct blend of leadership, problem solving and value creation. Drawing on its strong operational heritage and hands-on approach, A&M works closely with organizations and their stakeholders to help navigate complex business issues.

    FORWARD-LOOKING STATEMENTS

    This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of the Company. Forward-looking statements include but are not limited to information preceded by, or that include the words, "believes," "expects," "prospects," "pacings," "anticipates," "could," "estimates," "forecasts" or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, changes in the semiconductor industry generally, and changes in interest rates. Accordingly, the Company's actual performance and results may differ from those anticipated in the forward-looking statements. Please see the Company's recent public filings for information about these and other risks that may affect the Company. The Company undertakes no obligation to update or revise the information contained herein because of new information, future events or otherwise.

    CONTACT: Vitesse
             Chris Gardner, 805-388-3700